CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of Franklin California Tax-Free Trust on Form N-1A File No. 2-99112 of our report dated August 5, 1998 on our audit of the financial statements and financial highlights of the funds comprising the Franklin California Tax-Free Trust, which report is included in the Annual Report to Shareholders for the year ended June 30, 1998, which is incorporated by reference in the Registration Statement.




                                    /s/ PricewaterhouseCoopers LLP


San Francisco, California
August 20, 1998